Exhibit 99.1

For Immediate Release	Contact: Frank Paci
August 27, 2009	(919) 774-6700

The Pantry Names Terrance M. Marks to Succeed Peter Sodini as President and Chief Executive Officer

CARY, N.C., Aug. 27, 2009 -- The Pantry, Inc. (Nasdaq: PTRY), the leading independently operated convenience store chain in the southeastern U.S., today announced that Terrance M. Marks will become President and Chief Executive Officer of the Company, effective September 25, 2009. Mr. Marks previously served as Executive Vice President of Coca-Cola Enterprises, Inc. (CCE) and President of Coca-Cola Enterprises, Inc. North American Group. He will succeed Peter J. Sodini, who is retiring from the Company and its Board of Directors.

Thomas M. Murnane, Lead Director and Chairman of the Search Committee, stated, “After an extensive search process, which included consideration of a number of highly-qualified internal and external candidates from various industries and backgrounds, the Board is delighted that Terry will be joining The Pantry as President and CEO. Terry is a proven dynamic leader who possesses a unique blend of operating experience, strategic vision and brand-building expertise. His broad industry knowledge, coupled with his extensive background as a professional manager, make him ideally suited to lead the company as it continues to grow and evolve. The Board is very appreciative of the leadership that Pete Sodini has provided in building this business into what it is today, and is confident in Terry’s ability to lead us into the future.”

Terrance M. Marks added, “I am excited about joining The Pantry and the opportunity to lead this business. The Pantry is already one of the largest chains in the industry and has tremendous potential to continue to grow and become a best-in-class operator. My initial focus will be to work with the Board and the management team to refine our strategic vision and prioritize our investments to drive shareholder value.”

Mr. Marks, 49, is a seasoned executive with over 21 years of experience serving the convenience, grocery, mass merchant and quick-serve restaurant industries. As President of Coca-Cola Enterprises, Inc. North American Group from 2005 to 2008, Mr. Marks directed all sales, marketing, finance, operations, manufacturing, distribution, supply chain and human resources for a $15 billion enterprise with 55,000 employees in 400 facilities. From 1987 to 2004, Mr. Marks held various positions in sales, operations, finance and general management during his long career at CCE. Mr. Marks received a BA in Communications from the University of Southern California.

About The Pantry

Headquartered in Cary, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country. As of August 27, 2009, the Company operated 1,679 stores in eleven states under select banners, including Kangaroo Express(r), its primary operating banner. The Pantry's stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.

Safe Harbor Statement

Statements made by the Company in this press release relating to future plans, events, or financial performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation: the ability of the Company to take advantage of expected synergies in connection with acquisitions; the actual operating results of stores acquired; the ability of the Company to identify, acquire and integrate acquisitions into its operations; fluctuations in domestic and global petroleum and gasoline markets; realizing expected benefits from the Company's fuel supply agreements; changes in the competitive landscape of the convenience store industry, including gasoline stations and other non-traditional retailers located in the Company's markets; the effect of national and regional economic conditions on the convenience store industry and the Company's markets; the current global financial crisis and uncertainty in global economic conditions; wholesale cost increases of, and tax increases on, tobacco products; the effect of regional weather conditions on customer traffic; financial difficulties of suppliers, including the Company's principal suppliers of gasoline and merchandise, and their ability to continue to supply its stores; the Company's financial leverage and debt covenants; environmental risks associated with selling petroleum products; and governmental laws and regulations, including those relating to tobacco products and the environment. These and other risk factors are discussed in the Company's Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release are based on the Company's estimates and plans as of August 27, 2009. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.